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                                                                   Exhibit 15


May 15, 1995



The Shareholders and Board of Directors
American Express Company

We are aware of the incorporation by reference in the Registration Statements (Form S-8 No. 2-46918, No. 2-59230, No. 2-64285, No. 2-73954,
No. 2-89680, No. 33-01771, No. 33-02980, No. 33-17133, No. 33-28721, No.
33-32876, No. 33-33552, No. 33-36422, No. 33-38777, No. 33-43671, No. 33-48629,
No. 33-62124, No. 33-65008 and No. 33-53801; Form S-3 No. 2-89469,
No. 33-06038, No. 33-07435, No. 33-17706, No. 33-43268, No. 33-66654 and
No. 33-50997) of American Express Company of our report dated May 12, 1995 relating to the unaudited consolidated interim financial statements of American Express Company which are included in its Form 10-Q for the three-month period ended March 31, 1995.

Pursuant to Rule 436(c) of the Securities Act of 1933, our report is not a part of the registration statement prepared or certified by accountants within the meaning of Section 7 or 11 of the Securities Act of 1933.




                                                         /s/Ernst & Young LLP

New York, New York

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